[HUBBELL LOGO]


     Date: January 20, 2004                     NEWS RELEASE

     For Release: IMMEDIATELY

--------------------------------------------------------------------------------

                                                        HUBBELL INCORPORATED
                                                        584 Derby-Milford Road
                                                        P. O. Box 549
                                                        Orange, CT  06477
                                                        203-799-4100

     Contact: Thomas R. Conlin


                  HUBBELL REPORTS FOURTH QUARTER, FULL YEAR 2003

                   RESULTS; SETS COMPANY RECORD FOR CASH FLOW


ORANGE, CT. (January 20, 2004) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported its results for the fourth quarter and full year ended December 31, 2003. Full year 2003 cash flow from operations exceeded $240 million, the highest level in the Company's 115 year history.

Sales in the fourth quarter 2003 totaled $444.6 million, a 4% increase over $426.2 million reported in the same period last year. Sales for the full year 2003 rose to $1.77 billion or an increase of 12% compared to $1.59 billion reported for 2002. The following acquisitions completed in 2002 benefited the year-over-year comparison of full year sales:

     o LCA Group, Inc., the domestic lighting business of U.S. Industries, Inc., completed in April, Hawke International, a U.K. - based global leader in brass glands and connectors, closed in February, and the assets of the utility pole line hardware business of Cooper Power Systems, Inc., completed in September.

Net income for the fourth quarter 2003 was $34.7 million or $.57 per share as compared to $27.2 million or $.45 per share reported for the equivalent period of 2002. Both periods included items that affect the year-over-year comparison:

     o The fourth quarter of 2003 included pre-tax expenses of $0.5 million or $.01 per share for actions implemented under the Company's program to restructure its lighting business.

     o  The fourth quarter of 2002 included:

        o A charge of $10.3 million pre-tax or $.11 per share for the lighting business restructuring program.

        o Expenses of $2.1 million pre-tax or $.02 per share under the 2001 capacity reduction program.

        o A reduction in tax expense of $5.8 million or $.10 per share associated with R & D tax credits.

Net income for the full year 2003 was $115.1 million or $1.91 per share versus $83.2 million or $1.38, respectively, reported for 2002. Included in the full year 2003 results were lighting business restructuring expenses of $ 8.1 million pre-tax or $.08 per share. Included in the full year 2002 results were restructuring charges of $13.7 million pre-tax or $.14 per share, tax-related benefits of $10.8 million or $.18 per share, a $25.4 million or $.43 per share non-cash write-down of goodwill resulting from the Company's adoption of FAS 142, and a $3.0 million pre-tax or $.03 per share increase to a previously reported gain on the sale of a business.

OPERATIONS REVIEW

"Hubbell's financial results for 2003 reflect another year of solid progress on multiple fronts," said Timothy H. Powers, President and Chief Executive Officer. "We achieved virtually every one of our near-term operating goals and took substantial steps forward in advancing our long-term strategic plan."

"The positive sales and profit comparisons gained in a sluggish economy speak for themselves," Powers said. "Of equal importance were the achievements behind those numbers. We achieved our goal for 2003 by improving Hubbell's operating margin by one full point. Further achievements in working capital management across all of our businesses were a prominent feature of the year. Inventories were reduced by $50 million to bring the cumulative reduction over the last three years, excluding the impact of acquisitions, to more than $165 million. Operating cash flow for 2003 set a new Company record of more than $240 million which funded $79 million in dividends to shareholders and substantial net debt reduction. I'm pleased to report that Hubbell was net debt free at the end of 2003, just twenty months after completing the largest acquisition in the Company's history."

SEGMENT REVIEW

The comments and year-over-year percentage comparisons which follow in this segment review are based on fourth quarter results in 2003 and 2002.

Hubbell's Electrical Segment reported a 5% increase in sales and a 74% increase in operating profit as margin improved to 11.8% and special charges declined from the prior year. Of special note were continued strength in residential and commercial fluorescent lighting fixture markets served by the Progress and Columbia brands, broad product lines marketed by Hubbell Canada, and harsh and hazardous application products sold by Chalmit based in Scotland.

The Power Systems Segment reported a 5% gain in sales and a 1% decline in operating profit due to competitive pricing and increased raw material costs. Utility product markets continue to be sluggish as customers delay capital investment. The lack of action on a national energy policy remains the primary barrier to industry capital investment.

The Industrial Technology Segment reported essentially flat sales as it continues to contend with slack demand from its customers in high voltage industrial and utility markets. The GAI-Tronics specialty communications operation reported another strong quarter of sales and operating profit gains. Combined with cost reductions and productivity gains, the Segment significantly improved its operating profit.

SUMMARY AND OUTLOOK

"Our strategic plan is straightforward: operational excellence and growth. Our lean transformation -- now in its third year -- is at work in 28 factories and warehouses. We're adding lean concepts to new product development. The goal is to reduce time to market by two-thirds and triple our new product introductions. Lean concepts are being applied to back office processes to increase productivity by 5% per year. We are also progressing on our Hubbell 2006 initiative: a multiyear implementation of a comprehensive business system across the enterprise which will allow us to reduce costs and increase customer service."

"We expect the year ahead to be much like the year just past," Powers added. "Our markets are likely to continue to be challenging, especially commercial construction and utility product markets, with only modest improvements in industrial product demand and a possible slowdown in residential activity after an unusually strong 2003. Within Hubbell, however, we plan on further improvements in operational performance in 2004: an additional 1% increase in operating margin, more working capital reductions, higher factory throughput, increased productivity, and industry-leading service to our customers. And, our record-setting cash flow in 2003 gives Hubbell the financial capability to continue its historical record of growth."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations. These statements may be identified by the use of forward-looking words or phrases such as "plan", "could", "expect", "expected", "likely", "goal", "probably", and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives, the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; and competition.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2003 revenues of $1.8 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                    # # # # #

                       (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                      (in millions, except per share data)


                                              THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                  DECEMBER 31                DECEMBER 31
                                          --------------------------    --------------------
                                          (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
                                          -----------    -----------    -----------   -------
                                             2003           2002           2003        2002
                                          -----------    -----------    -----------   -------
Net Sales ..........................      $444.6         $426.2         $1,770.7      $1,587.8

Cost of goods sold .................       316.8(1)       315.0(2)       1,289.2(1)    1,178.7(2)
                                          ------         ------         --------      --------

Gross Profit .......................       127.8          111.2            481.5         409.1

Selling & administrative
  expenses .........................        76.5           72.1            303.9         265.3

Special charges, net ...............         --             7.0              5.7           8.3

Gain on sale of business ...........         --             --               --           (3.0)
                                          ------         ------         --------      --------

Total Operating Income .............        51.3           32.1            171.9         138.5

Investment income ..................         0.9            2.0              3.7           5.9

Interest expense ...................        (5.1)          (5.5)           (20.6)        (17.8)

Other income, net ..................        (0.2)          (0.8)             0.5           0.4
                                          ------         ------         --------      --------

Total Other Income (Expense) .......        (4.4)          (4.3)           (16.4)        (11.5)

Income Before Income Taxes
  and Accounting Change ............        46.9           27.8            155.5         127.0

Provision for income taxes .........        12.2            0.6             40.4          18.4
                                          ------         ------         --------      --------

Income Before Effect
  of Accounting Change .............        34.7           27.2            115.1         108.6
                                          ------         ------         --------      --------

Effect of Accounting Change
  Net of Tax (SFAS 142) ..............       --             --               --          (25.4)
                                          ------         ------         --------      --------

NET INCOME .........................      $ 34.7         $ 27.2         $  115.1      $   83.2
                                          ======         ======         ========      ========

Earnings per share before
  accounting change - diluted ......      $  0.57        $  0.45        $    1.91     $    1.81

Earnings per share after
  accounting change - diluted ......      $  0.57        $  0.45        $    1.91     $    1.38

Average Shares Outstanding - Diluted        60.9           59.9             60.1          59.7
                                          ======         ======         ========      ========



  (1) 2003 Cost of goods sold includes a special charge of $0.5 and $2.4 for Lighting business restructuring in the fourth quarter and full year, respectively.

  (2) 2002 Cost of goods sold includes a special charge of $5.4 for Lighting business restructuring.

                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                      (in millions, except per share data)



                                             THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                 DECEMBER 31                       DECEMBER 31
                                        --------------------------        -------------------------
                                        (UNAUDITED)       (UNAUDITED)      (UNAUDITED)
                                            2003             2002             2003             2002
                                           ------           ------         --------         --------
Net Sales
   Electrical ............................ $331.0           $316.4         $1,313.7         $1,142.5
   Power .................................   82.6             78.6            332.5            325.8
   Industrial Technology .................   31.0             31.2            124.5            119.5
                                           ------           ------         --------         --------
      Total Net Sales .................... $444.6           $426.2         $1,770.7         $1,587.8
                                           ======           ======         ========         ========
Operating Income
   Electrical ............................  $39.5            $34.2           $136.3           $112.5
   Special charges, net ..................   (0.5)           (11.8)            (8.1)           (12.4)
   Gain on sale of business ..............      -                -                -              3.0
                                           ------           ------         --------         --------
      Total Electrical ...................   39.0             22.4            128.2            103.1

   Power .................................    8.8              9.1             32.9             33.4
   Special charges, net ..................      -             (0.2)               -             (0.5)
                                           ------           ------         --------         --------
      Total Power ........................    8.8              8.9             32.9             32.9

   Industrial Technology .................    3.5              1.2             10.8              3.3
   Special charges, net ..................      -             (0.4)               -             (0.8)
                                           ------           ------         --------         --------
     Total Industrial Technology .........    3.5              0.8             10.8              2.5
                                           ------           ------         --------         --------
       Total Operating Income ............   51.3             32.1            171.9            138.5
                                           ------           ------         --------         --------

Other expense, net .......................   (4.4)            (4.3)           (16.4)           (11.5)
                                           ------           ------         --------         --------
Income Before Income Taxes
and Accounting Change ....................   46.9             27.8            155.5            127.0

Provision for income taxes ...............   12.2              0.6             40.4             18.4
                                           ------           ------         --------         --------
Income Before Effect
of Accounting Change .....................   34.7             27.2            115.1            108.6
                                           ------           ------         --------         --------
Effect of Accounting Change
Net of Tax (SFAS 142) ....................      -                -                -            (25.4)
                                           ------           ------         --------         --------
NET INCOME ...............................  $34.7            $27.2           $115.1            $83.2
                                           ======           ======         ========         ========
Earnings per share before accounting
   change - diluted ......................  $0.57            $0.45            $1.91            $1.81

Earnings per share after accounting
   change - diluted ......................  $0.57            $0.45            $1.91            $1.38

Average Shares Outstanding - Diluted .....   60.9             59.9             60.1             59.7
                                           ======           ======         ========         ========

                              HUBBELL INCORPORATED
                           CONSOLIDATED BALANCE SHEET
                                  (in millions)


                                             (UNAUDITED)   (UNAUDITED)
                                              DECEMBER     SEPTEMBER      DECEMBER
                                                 2003         2003          2002
                                             -----------   -----------    --------
ASSETS

Cash and temporary cash
  investments ........................        $  220.8      $  175.4      $   40.0

Short-term investments ...............              --          15.0          15.0

Accounts receivable (net) ............           227.1         255.5         221.2

Inventories (net) ....................           207.9         211.3         258.0

Deferred taxes and other .............            53.5          50.9          62.1
                                              --------      --------      --------

CURRENT ASSETS .......................           709.3         708.1         596.3

Property, plant and
  equipment (net) ....................           295.8         297.7         320.6

Investments ..........................            80.1          74.7          76.5

Goodwill .............................           322.7         318.6         314.6

Intangible assets
  and other ..........................            91.5          90.8         102.3
                                              --------      --------      --------

TOTAL ASSETS .........................        $1,499.4      $1,489.9      $1,410.3
                                              ========      ========      ========

LIABILITIES AND SHAREHOLDERS'
  EQUITY

Commercial paper and notes                    $     --      $     --      $     --

Accounts payable .....................           103.6          96.6          86.2

Accrued salaries, wages and
  employee benefits ..................            51.1          51.3          39.8

Accrued income taxes ................             34.9          33.6          25.5

Dividends payable ...................             19.9          19.7          19.5

Other accrued liabilities ...........             78.9          87.6          83.7
                                              --------      --------      --------

CURRENT LIABILITIES .................            288.4         288.8         254.7

Long-term debt ......................            298.8         298.8         298.7

Other non-current liabilities .......             82.5         119.6         112.7
                                              --------      --------      --------

TOTAL LIABILITIES ...................            669.7         707.2         666.1

SHAREHOLDERS' EQUITY ................            829.7         782.7         744.2
                                              --------      --------      --------

TOTAL LIABILITIES &
  SHAREHOLDERS' EQUITY ..............         $1,499.4      $1,489.9      $1,410.3
                                              ========      ========      ========